UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2016

Major League Football, Inc.
(Exact name of registrant as specified in its charter)

Delaware	00-51132	20-1568059
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6230 University Parkway, Suite 301, Lakewood Ranch, FL	34240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (774) 213-1995

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On January 7, 2016, Major League Football, Inc. (the “Company”) entered into a two-year television contract with American Sports Network (“ASN”), a division of Sinclair Networks Group, which is owned by Sinclair Broadcast Group. The agreement includes broadcasting for all regular season and post season games in both 2016 and 2017 for the Company’s new professional spring football league Major League Football (“MLFB”). In year two, with the anticipated MLFB expansion teams growing from eight to twelve franchises, ASN and the Company will provide MLFB fans with the ability to view every single regular season and post season game on multiple television outlets and digitial media platforms for the next two MLFB seasons.

The above summary of the television contract does not purport to be complete and is qualified in its entirety by reference to the full text of the television contract. A copy of the television contract is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 8.01

Other Events.

On January 12, 2016 the Company issued a press release announcing its two-year television contract with American Sports Network (“ASN”). The full text of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.

Description

10.1

ASN Television Contract

99.1

Press Release - January 12, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJOR LEAGUE FOOTBALL, INC.

By:	/s/ Michael D. Queen
Michael D. Queen, Executive V.P.

Dated: January 12, 2016